UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2026

ATERIAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38937 (Commission File Number)	83-1739858 (IRS Employer Identification No.)
350 Springfield Avenue Suite #200
Summit, NJ 07901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 676-1681

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	ATER	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Aterian, Inc. (the “Company” or “Aterian”), on June 25, 2026 and in connection with the Aterian Transactions (as defined below), the Board of Directors of the Company (the “Board”) declared a dividend (the “Dividend”) in the form of contingent value rights (each, a “CVR”) to record holders of the following Company securities as of the close of business on July 8, 2026 (the “Record Date”): (i) the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) certain warrants to purchase Common Stock that have not been exercised and settled prior to the Record Date (and which have the right to participate in the Dividend pursuant to the terms of their respective warrants).

On July 17, 2026, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Broadridge Corporate Issuer Solutions, LLC, as the “Rights Agent” (the “Rights Agent”) in connection with the Dividend.

Each CVR will represent the contractual right to receive payments from the Company upon the actual receipt by the Company of proceeds derived from (i) the net proceeds of the Asset Sale (as defined below), after satisfaction of certain obligations, (ii) the Additional Reserves Remainder (as defined in the Securities Purchase Agreement (as defined below)), (iii) the net proceeds from the sale of any assets of the Company (other than the Asset Sale), subject to certain exceptions, (iv) the net amount of any release of any restricted cash or import bond held by the Company at or prior to the Second SPA Closing (as defined below), (v) the net proceeds from the receipt of cash or other proceeds in connection with or as a result of the release of any amounts held in escrow for the benefit of the Company and/or any of its equityholders in connection with the Asset Sale or in respect of any other transaction occurring at or prior to the Second SPA Closing, and (vi) the net proceeds of the Stock Sale (as defined below).

The payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (“SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On July 17, 2026, in connection with the Aterian Transactions (as defined below), all outstanding indebtedness under that certain Credit and Security Agreement, dated as of December 22, 2021, as amended from time to time, between the Company, together with certain of its subsidiaries party thereto as borrowers, the entities party thereto as lenders, and Midcap Funding IV Trust, as administrative agent (the “Existing Credit Agreement”), was repaid in full and all commitments thereunder were terminated. Additionally, the guarantees and liens securing the indebtedness under the Existing Credit Agreement were discharged and released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of Asset Sale

On July 17, 2026, the Company completed its previously announced sale of assets to Trademark Global, LLC (“Trademark Global”), pursuant to that certain Asset Purchase Agreement, dated as of April 27, 2026 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Trademark Global acquired certain specified assets and liabilities of the Company, including, among other things, assets associated with the Company’s marquee consumer brands: Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct for $18.0 million in cash, subject to certain purchase price adjustments (the “Asset Sale”).

The Company will continue to operate its smaller remaining legacy brands such as Vremi and Xtava.

Completion of Stock Sale

On July 17, 2026, the Company also completed its previously announced sale of preferred stock to David E. Lazar (“Lazar”), pursuant to that certain Securities Purchase Agreement, dated as of April 27, 2026 (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, Lazar purchased from the Company (a) 1,750,000 shares of Series AA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AA Preferred Stock” and such purchased shares, the “Series AA Preferred Shares”), the closing of which occurred on April 27, 2026 (the “Initial SPA Closing”), and (b) 1,750,000 shares of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AAA Preferred Stock” and together with the Series AA Preferred Stock, the “Preferred Stock” and such purchased shares, the “Series AAA Preferred Shares” and together with the Series AA Preferred Shares, the “Purchased Shares”), the closing of which occurred on July 17, 2026 (the “Second SPA Closing”), in each case at a purchase price of $2.00 per share of Preferred Stock for aggregate gross proceeds of $7.0 million, subject to the terms and conditions of the Securities Purchase Agreement (the “Stock Sale,” and together with the Asset Sale, the “Aterian Transactions”). As the Company received the requisite approvals at the Special Meeting (as defined below), each (i) Series AA Preferred Share may be converted into 7.7 shares of Common Stock, which number is based on a conversion price of $0.25974, as determined in accordance with the terms of the Securities Purchase Agreement, and (ii) Series AAA Preferred Share may be converted into 135.1 shares of Common Stock, which number is based on a conversion price of $0.0148, as determined in accordance with the terms of the Securities Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 2.01 and Item 5.03 of this Current Report is incorporated herein by reference. The Series AAA Preferred Shares, including the shares of Common Stock issuable upon conversion thereof, were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Regulation S (“Regulation S”) thereof, which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S. The issuances and sales of the securities described above were not registered under the Securities Act or any state securities laws, and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 2.01 and Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure required by this Item and included in Items 2.01, 5.02 and 5.03 of this Current Report is incorporated herein by reference.

Upon the Second SPA Closing, the Series AAA Preferred Shares were issued to Lazar, at which time Lazar became the beneficial owner of approximately 95.8% of the Company’s issued and outstanding voting securities, which constitutes a change in control of the Company. On a fully-diluted basis, Lazar’s ownership of the Company is approximately 95.1%. The holders of the Company’s equity securities prior to the Second SPA Closing now collectively own approximately 4.2% of the Company’s issued and outstanding voting securities and approximately 4.9% of the Company’s fully-diluted share capitalization.

Lazar paid the aggregate of $7.0 million purchase price for the Preferred Stock with cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Executive Officer and Transition Services

As previously announced, pursuant to the terms of the Securities Purchase Agreement, the Board agreed to appoint Lazar as the sole Chief Executive Officer of the Company promptly following the Second SPA Closing. Accordingly, on July 17, 2026, Lazar was appointed as the Chief Executive Officer of the Company.

In connection with Lazar’s appointment, Arturo Rodriguez’s position as the Company’s Chief Executive Officer terminated. However, on July 16, 2026, Mr. Rodriguez and the Company entered into a Transition and Separation Agreement (the “Rodriguez Agreement”), pursuant to which Mr. Rodriguez agreed to provide services to the Company as a non-executive employee to help ensure a smooth transition. Pursuant to the Rodriguez Agreement, Mr. Rodriguez will remain with the Company through September 30, 2026, at which time his employment with the Company will terminate and such termination of employment will be treated as a “Change in Control Qualifying Termination,” as such term is defined in the Company’s Executive Severance Plan (the “Severance Plan”), and he will be entitled to receive the severance benefits described in Section IV.02 thereof.

Mr. Rodriguez will remain as a member of the Board and will serve as a member of the Special Committee of the Board (the “Special Committee”) responsible for overseeing the Dividend.

In addition, on July 16, 2026, Joshua Feldman, the Company’s Chief Financial Officer, and the Company entered into a Transition and Separation Agreement (the “Feldman Agreement”), pursuant to which Mr. Feldman agreed to remain with the Company as its Chief Financial Officer through September 4, 2026. Pursuant to the Feldman Agreement, at such time his employment with the Company will terminate and such termination of employment will be treated as a “Change in Control Qualifying Termination,” as such term is defined in the Severance Plan and he will be entitled to receive the severance benefits described in Section IV.02 thereof.

Resignation of Directors

On July 17, 2026, immediately following receipt of stockholder approval at the Special Meeting, Bari A. Harlam and Susan Lattmann resigned from the Board (the “Board Resignations”). None of the members of the Board who resigned in connection with the Board Resignations did so as a result of any disagreements with the Company on policies or operations. Ms. Harlam was a member of the Audit Committee of the Board (the “Audit Committee”) and the chairperson of the Compensation Committee of the Board (the “Compensation Committee”). Ms. Lattmann was the chairperson of the Audit Committee and a member of the Compensation Committee. William Kurtz and Mr. Rodriguez will remain on the Board and serve as members of the Special Committee responsible for overseeing the Dividend.

New Directors

On July 17, 2026, pursuant to Lazar’s right to nominate four directors at the Special Meeting, (i) Avraham Ben-Tzi was nominated and elected to the Board as a Class II director to serve until the 2027 annual meeting of stockholders or until his successor has been duly elected and qualified, and (ii) David Natan was nominated and elected to the Board as a Class III director to serve until the 2028 annual meeting of stockholders or until his successor has been duly elected and qualified (together, the “Lazar Nominees”). Although Lazar has the right to designate four director nominees, Lazar chose to nominate only two designees for election at the Special Meeting. Lazar may nominate the other two directors at a later time at his discretion.

Mr. Natan and Mr. Ben-Tzi will join the Audit Committee with Mr. Kurtz acting as Audit Committee Chair. In connection with their election to the Board and appointment to the Audit Committee, the Board has determined that Mr. Natan and Mr. Ben-Tzi satisfy the definition of “independent director” and the heightened independence standards for service on the Audit Committee under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards. Mr. Natan and Mr. Ben-Tzi will join the Compensation Committee of the Board with Mr. Natan acting as Compensation Committee Chair.

Acceleration of Restricted Stock Awards

In connection with the closing of the Aterian Transactions, the Board approved the acceleration of the vesting of 438,350 and 249,713 restricted stock awards (the “RSAs”) previously awarded to Mr. Rodriguez and Mr. Feldman, respectively, under the Company’s 2022 Inducement Equity Incentive Plan, as amended. Such RSAs became fully vested on July 17, 2026.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series AAA Preferred Stock Certificate of Designation

On July 17, 2026, the Company filed a Certificate of Designation of Preferences and Rights of Series AAA Convertible Non-Redeemable Preferred Stock of the Company with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series AAA Preferred Stock (the “Series AAA Certificate of Designation”). Each Series AAA Preferred Share may be converted into 135.1 shares of Common Stock, which number is based on a conversion price of $0.0184, as determined in accordance with the terms of the Securities Purchase Agreement and set forth in the Series AAA Certificate of Designation.

As previously disclosed, at the Initial SPA Closing, the Company filed a Certificate of Designation of Preferences and Rights of Series AA Convertible Non-Redeemable Preferred Stock of the Company with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series AA Preferred Stock (the “Series AA Certificate of Designation” and, together with the Series AAA Certificate of Designation, the “Certificates of Designation”). Each Series AA Preferred Share may be converted into 7.7 shares of Common Stock, based on a conversion price of $0.25974, as set forth in the Series AA Certificate of Designation.

The Preferred Stock ranks:

●	senior to all of the Common Stock;
●	senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to the Preferred Stock (“Junior Securities”); and
●	on parity with each other (i.e., Series AA Preferred Stock ranks pari passu with the Series AAA Preferred Stock);

in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, holders of the Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities, an amount per share of Preferred Stock equal to the greater of (i) $2.00 (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. Shares of Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Preferred Stock generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding shares of the Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Preferred Stock or alter or amend the Certificates of Designation so as to adversely affect the Preferred Stock; (ii) supplement, amend, restate, repeal or waive any provision of the Company’s amended and restated certificate of incorporation or bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Company’s amended and restated certificate of incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise; (iii) increase or decrease (other than by conversion) the number of authorized shares of the Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

The foregoing description of the Series AAA Certificate of Designation and the Series AA Certificate of Designation, which terms are identical, except as to conversion price, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series AAA Certificate of Designation filed as Exhibit 3.1 to this Current Report and the Series AA Certificate of Designation filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 29, 2026, each of which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on July 10, 2026, the Company convened and adjourned the special meeting of stockholders, which was reconvened on July 17, 2026 (such meeting, as reconvened, the “Special Meeting”), in a virtual meeting format via live webcast. At the Special Meeting, a total of 6,196,341 shares of Common Stock, or approximately 57.11% of the 10,849,410 shares of Common Stock, issued and outstanding, as of the close of business on May 29, 2026, the record date for the Special Meeting, were represented virtually or by proxy, which was sufficient to constitute a quorum for the purpose of transacting business at such meeting.

At the Special Meeting, the Company’s stockholders considered eight proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 9, 2026, as supplemented from time to time (the “Definitive Proxy Statement”).

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

Proposal No. 1: To consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company pursuant to the Asset Purchase Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), by and between the Company and Trademark Global (the “Asset Sale Proposal” or “Proposal 1”).

For	Against	Abstentions	BrokerNon-Votes
6,042,027	137,096	17,218	–

Proposal No. 2: To elect Avraham Ben-Tzi as Class II director and David Natan as Class III director to serve until the 2027 and 2028 annual meetings of stockholders, respectively, and until their respective successors have been duly elected and qualified (the “Director Election Proposal” or “Proposal 2”).

Avraham Ben-Tzi:

For	Withhold	BrokerNon-Votes
5,979,121	217,220	–

David Natan:

For	Withhold	BrokerNon-Votes
5,756,971	439,370	–

Proposal No. 3: To approve, in accordance with Nasdaq Listing Rule 5635(b) (such rules, the “Nasdaq Listing Rules”), the issuance of shares of Common Stock, upon conversion of the Preferred Stock (the “Change of Control Proposal” or “Proposal 3”).

For	Against	Abstentions	BrokerNon-Votes
5,856,704	274,767	64,870	–

Proposal No. 4: To approve, in accordance with Nasdaq Listing Rule 5635(c), the issuance of shares of Common Stock upon the conversion of the Preferred Stock to a director of the Company (the “Related Party Proposal” or “Proposal 4”).

For	Against	Abstentions	BrokerNon-Votes
5,860,819	274,743	60,779	–

Proposal No. 5: To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock upon conversion of the Preferred Stock (the “Issuance Proposal” or “Proposal 5”).

For	Against	Abstentions	BrokerNon-Votes
5,869,703	272,731	53,907	–

Proposal No. 6: To approve an amendment to the Charter, in the form set forth on Annex C attached to the accompanying proxy statement, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding shares of Common Stock having an aggregate ratio of 1-for-2 to 1-for-99 (the “Range”), with the ratio at which the Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of the Board and included in a public announcement by the Company before the effectiveness of a Reverse Stock Split (the “Reverse Stock Split Proposal” or “Proposal 6”).

For	Against	Abstentions	BrokerNon-Votes
5,527,027	629,497	39,817	–

Proposal No. 7: To approve an amendment to the Charter, in the form set forth on Annex D attached to the accompanying proxy statement, to increase the authorized shares of Common Stock from 500,000,000 to up to 1,000,000,000 at the discretion of the Board (the “Authorized Stock Increase Proposal” or “Proposal 7”).

For	Against	Abstentions	BrokerNon-Votes
5,554,814	601,732	39,795	–

Proposal No. 8: To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals (the “Adjournment Proposal” or “Proposal 8”).

For	Against	Abstentions	BrokerNon-Votes
5,695,009	467,131	34,201	–

An adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of Proposals 1, 2, 3, 4, 5, 6 and 7.

No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

Item 8.01. Other Events.

On July 15, 2026, the Board set August 17, 2026 as the payment date for the Dividend.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K was previously included in the Definitive Proxy Statement and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Title of Document

3.1	Certificate of Designation of Preferences and Rights of Series AAA Convertible Non-Redeemable Preferred Stock of Aterian, Inc.

10.1*	Contingent Value Rights Agreement, dated July 17, 2026, between Aterian, Inc. and Broadridge Corporate Issuer Solutions, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules referenced herein have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

By:	/s/ Joshua Feldman
Name: Joshua Feldman
Title: Chief Financial Officer

Date: July 20, 2026